Exhibit 99.1

UNIVERSAL AMERICAN CORP. STATEMENT REGARDING LITIGATION STEMMING FROM ACQUISITION OF APS HEALTHCARE

White Plains, NY — October 22, 2013 — Universal American Corp. (NYSE: UAM) today announced that it has filed a lawsuit in the United States District Court for the District of Delaware against funds affiliated with the private equity firm GTCR, David Katz, a managing director of GTCR, and former senior management of APS Healthcare (Gregory Scott, Jerome Vacarro and John McDonough).  The lawsuit, which alleges securities fraud, multiple material breaches of contract and common law fraud, seeks substantial damages, including punitive damages.  The lawsuit arises out of Universal American’s acquisition of APS Healthcare from GTCR in March 2012.

About Universal American Corp.

Universal American (NYSE: UAM), through our family of healthcare companies, provides health benefits to people covered by Medicare and/or Medicaid. We are dedicated to working collaboratively with healthcare professionals in order to improve the health and well-being of those we serve and reduce healthcare costs.  For more information on Universal American, please visit our website at www.UniversalAmerican.com.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609
Fred Buonocore (212) 836-9607